EXECUTION VERSION
GUARANTY

I, Michael Campbell, being duly sworn, do hereby certify to West Ventures, LLC (the “Lender”), in connection with that certain Senior Secured Note Agreement, dated as of the date hereof (the “Note Agreement”), between Resource Holdings, Inc. (the “Company”) and the Lender, that, so long as any principal or interest remains outstanding under the Note Agreement, I will not knowingly and intentionally take any action as an officer or director of the Company that is fraudulent, willful misconduct, misrepresentative or that would cause any court of competent jurisdiction to enter against the Company or RHI Mineração LTDA a decree or order for relief in any voluntary or involuntary case under the United States Bankruptcy Code, 11 U.S.C. §101, et seq., or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or to cause any winding up, liquidation, or other such other similar relief to be granted to the Company or RHI Mineração LTDA under any applicable federal or state law.

 In Witness Whereof, the undersigned has executed this Guaranty as of this 28th day of September, 2011.

/s/ Michael Campbell
Michael Campbell

Sworn to before me
this ___ day of September, 2011

_____________________________
[Notary Public]

Acknowledged

WEST VENTURES, LLC

/s/ Ari Hirt
By: Ari Hirt
Its: Portfolio Manager